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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-82938 of Bentley Pharmaceuticals, Inc. (the "Company") on Form S-3 of our report dated February 8, 2002, included and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 2001 and to the use of our report dated February 8, 2002, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/S/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 27, 2002